SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            _________________________

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 27, 2004

                                   ZONES, INC.
             (Exact name of Registrant as Specified in its Charter)


      WASHINGTON                     0-28488                        91-1431894
(State or other jurisdiction    (Commission File Number)       (I.R.S. Employer
    of incorporation or                                   Identification Number)
      organization)





          1102 15th Street SW, Suite 102, Auburn, Washington 98001-6509
                  (Address of Principal Administrative Offices)

       Registrant's Telephone Number, Including Area Code: (253) 205-3000






                        ________________________________

Item 1.01.  Entry into a Material Definitive Agreement

On September 27, 2004, Zones, Inc. (the "Company"), Christina Corley,
Robert Frauenheim, individually and as Trustee of the Robert Frauenheim Declaration of Trust Dated September 17, 1997, and Daniel Frauenheim (the "Interest Holders") (the Company and the Interest Holders are referred to herein as the "Parties") entered into an Interest Termination and Settlement Agreement (the "Agreement"). Ms. Corley is a Senior Vice President of Zones and the President of Corporate PC Source, Inc., a wholly-owned subsidiary of the Company ("CPCS").

The Parties previously entered into a Stock Purchase Agreement on March 31,
2003 (the "Original Agreement"), pursuant to which the Company was to pay the Interest Holders consideration in the form of cash, convertible promissory notes and non-convertible promissory notes, and the right to receive earn out payments, for all of their right, title and interest in CPCS.

The Parties agreed to reduce the amount of the potential earn out payments to a fixed sum and to cancel each outstanding convertible promissory note and non-convertible promissory note in exchange for the issuance to each Interest Holder of an unsecured, subordinated non-convertible promissory note in a principal amount equal to such Interest Holder's pro rata portion of such fixed sum (the "New Notes"). Under the terms of the Agreement, the Company issued New Notes in the aggregate principal amount of $2,743,864 to the Interest Holders.

Interest will accrue on the unpaid principal amount of the New Notes at the prime rate plus 1/4%. The Company will make payments on accrued interest and the outstanding principal amount on the New Notes on a fixed payment schedule through April 2006.

The Agreement and the form of the New Notes are attached hereto as Exhibit
10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein in their entireties.

Item 1.02  Termination of a Material Definitive Agreement

As discussed under Item 1.01 above, on September 27, 2004, in connection with the execution of the Agreement by the Parties, the Company and the Interest Holders agreed to terminate certain provisions of the Original Agreement, including the Company's obligation to make earn out payments, and to cancel the outstanding promissory notes issued in connection with the Original Agreement. The Company did not incur any early termination penalties as a result of this negotiated transaction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

As discussed under Item 1.01 above, on September 27, 2004, in connection with the execution of the Agreement by the Parties, the Company issued the Interest Holders New Notes in the aggregate principal amount of $2,743,864. The Company will make payments on accrued interest and the outstanding principal amount on the New Notes on a fixed payment schedule through April 2006. The payment schedule is attached to Exhibit 10.1 to this Form 8-K. There are no provisions in the New Notes which would give rise to an acceleration of the Company's payment obligations under the New Notes. The New Notes are subordinated to certain lenders of the Company. The Company may at any time prepay in whole or in part the principle amount without penalty.

Item 9.01  Financial Statements and Exhibits

(c)      Exhibits

Exhibit                      Description                     Filed       Incorporated by Reference
  No.                                                        Herewith
                                                                         Form  Exhibit     File No.  Filing
                                                                               No.                   Date
  10.1   Interest Termination and Settlement Agreement,          X
         dated September 27, 2004, by and among Zones, Inc.
         and Christina Corley, Robert Frauenheim,
         individually and as Trustee of the Robert
         Frauenheim Declarations of Trust dated September
         17, 1997, and Daniel Frauenheim.
  10.2   Form of Unsecured, Subordinated Promissory Note         X




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ZONES, INC.


Dated:  September 28, 2004      /s/ RONALD P. MCFADDEN
                                ------------------------------------------------
                                By:  Ronald P. McFadden
                                Its: Secretary and Chief Financial Officer




                                INDEX TO EXHIBITS

NO.     DESCRIPTION
----    -----------

10.1 Interest Termination and Settlement Agreement, dated September 27, 2004, by and among Zones, Inc. and Christina Corley, Robert Frauenheim, individually and as Trustee of the Robert Frauenheim Declarations of Trust dated September 17, 1997, and Daniel Frauenheim.

10.2    Form of Unsecured, Subordinated Promissory Note